EXHIBIT 99.1

For Immediate Release

FOG CUTTER CAPITAL GROUP INC. ANNOUNCES RE-APPOINTMENT OF ANDREW A. WIEDERHORN AS CHAIRMAN AND CEO

PORTLAND, Oregon.— October 12, 2005 — Fog Cutter Capital Group Inc. (OTC Pink Sheets: FCCG) today announced that Andrew A. Wiederhorn is returning to Portland from his leave of absence and has been re-appointed as Chairman of the Board of Directors and as Chief Executive Officer of the Company.  Donald J. Berchtold, who served as the Company’s CEO during the 14 month leave of absence period, will remain as a director and senior vice president.

“It’s great to be back,” commented Mr. Wiederhorn.  “I intend to focus on the growth of our current business lines.  I appreciate the hard work, dedication and support from the Company’s management, board of directors, shareholders, my family and other friends and colleagues during my leave of absence.”

“While I believe it was wrong for the government to prosecute me for a non-intent crime involving a business transaction by my former employer, Wilshire Financial Services Group Inc. (now Beverly Hills Bancorp) – a transaction which was approved and structured by Wilshire’s in-house counsel as well as other attorneys, I am glad to put the matter behind me,” Mr. Wiederhorn continued.  “I have certainly fulfilled my end of the settlement agreement.  It is time to move on.”

Explaining that charge, Marc Blackman, one of Mr. Wiederhorn’s attorneys, noted that the obscure statute under which he was prosecuted disregards good faith. “The government never claimed that Mr. Wiederhorn acted against the best interests of his company.  On the contrary, it acknowledged that Wilshire’s attorney approved the transaction.  The government just dug in its heels, relying on a case that says that’s all irrelevant.  That left Andy with the choice of fighting for years in the off-chance that another court would say that case was wrong or acquiescing in the government’s position. No one should fault him for deciding to put it all behind him.”

“Guilt that depends on a morally bankrupt law reveals the moral bankruptcy of the law, not of the person accused of violating it,” Blackman added. “Andy’s decision to accept responsibility demonstrates the presence, not the absence, of good moral character.” Blackman also pointed out that the tax charge to which Mr. Wiederhorn pled was based on a transaction that did not benefit Mr. Wiederhorn or reduce his taxes by even a penny.

Lanny Davis, corporate counsel for Fog Cutter stated, “It is gratifying to see the support of the shareholders for the company and Mr. Wiederhorn during this difficult period.  Over 97% of shareholders voted to reelect the Board of Directors, including

Mr. Wiederhorn, at the annual meeting of stockholders last December.  We believe his return from the Leave of Absence will be a great benefit to the Company.”

The business strategy of Fog Cutter Capital Group consists of developing, strengthening and expanding its restaurant and commercial real estate mortgage brokerage operations and continuing to identify other financing opportunities with favorable risk-adjusted returns.  The Company also seeks to identify and acquire controlling interests in operating businesses in which it can add value.  The Company’s operating segments consist of (i) restaurant operations conducted through Fatburger Holdings, Inc., (ii) commercial real estate mortgage brokerage activities conducted through George Elkins Mortgage Banking Company and (iii) real estate, merchant banking and financing activities.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All of the statements contained in this release, which are not identified as historical, should be considered forward-looking. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the company which are identified as forward-looking, the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. Such factors include but are not limited to, effectiveness of operating initiatives; success in advertising and promotional efforts; changes in global and local business and economic conditions, including their impact on consumer confidence; fluctuations in interest rates and to a lesser degree currency exchange rates; food, labor and other operating costs; competition, including pricing and marketing initiatives and new product offerings by the Company’s competitors; consumer preferences or perceptions concerning the Company’s product offerings; spending patterns and demographic trends; availability of qualified personnel (including restaurant personnel); severe weather conditions; existence of positive or negative publicity regarding the Company or its industry generally; the real estate market; the availability of real estate assets at acceptable prices; the opportunities in the specialty lending market; the creditworthiness and default experience of the Company’s borrowers; the availability of financing; interest rates; European markets; effects of legal claims or Nasdaq or government investigations; cost and deployment of capital; changes in future effective tax rates; changes in governmental regulations; the impact of changes in management and changes in applicable accounting policies and practices. The foregoing list of important factors is not all-inclusive. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements have not been audited by, examined by, or subjected to agreed-upon procedures by independent accountants, and no third party has independently verified or reviewed such statements. Readers of this release should consider these facts in evaluating the information contained herein. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the company or any other person that the forward-looking statements contained in this release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.